BENHAM ADJUSTABLE RATE GOVERNMENT FUND
                           Average Annual Total Return
                                     3/31/97

                    1/N
Formula: T = (ERV/P)    - 1

P    =    A hypothetical initial payment of $1,000.

ERV  =    Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N    =    Number of years.

T    =    Average annual total return.

Calculation:                P              ERV             N            T
                       ---------        ---------      --------       -----
One Year               $1,000.00        $1,062.00      1.000000       6.20%

Five Year              $1,000.00        $1,248.60      5.000000       4.54%

Ten Year

Inception*             $1,000.00        $1,305.40      5.574264       4.90%

TR = Total return for period            TR=(ERV/P)-      30.54%

*Date Of Inception:  9/3/91

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                                 BENHAM ARM FUND
                                Yield Calculation
                                     3/31/97

                                  6
Formula: Yield = 2 [(A-B/C*D + 1)   - 1]

A    =    Investment income earned during the period.

B    =    Expenses accrued for the period (net of reimbursements).

C    =    The average daily number of shares outstanding during the period that were entitled to receive dividends.

D    =    The per share price on the last day of the period.

Calculation:
                  A        =                $1,274,696.16

                  B        =                  $110,269.24

                  C        =               25,044,588.887

                  D        =                        $9.51

                  Yield    =                         5.94%

                              BENHAM GOVT AGENCY MM
                                Yield Calculation
                                     3/31/97

                                                       365/7
              Effective Yield: = [ (Base Period Return)      ] - 1

              Base Period Return = 0.00092476

              7 Day Effective Yield  =  4.94%

                    Yield: = I/B X 365/7

                         Y = Yield
                         I = total income of hypothetical account over the seven
                             day period
                         B = beginning account value

                         I = 0.00092476
                         B =      $1.00

               7 Day Yield =       4.82%

                        BENHAM INTERMEDIATE TREASURY FUND
                           Average Annual Total Return
                                     3/31/97

                    1/N
Formula: T = (ERV/P)    - 1

P    =    A hypothetical initial payment of $1,000.

ERV  =    Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N    =    Number of years.

T    =    Average annual total return.

Calculation:           P              ERV              N              T
                  ---------        ---------      ---------         -----
One Year          $1,000.00        $1,040.50       1.000000         4.05%

Five Year         $1,000.00        $1,336.40       5.000000         5.97%

Ten Year          $1,000.00        $1,894.00      10.000000         6.60%

Inception*        $1,000.00        $4,073.80      16.873374         8.68%

TR = Total return for period       TR=(ERV/P)-      307.38%

*Date Of Inception:  5/16/80

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                     BENHAM INTERMEDIATE TERM TREASURY FUND
                                Yield Calculation
                                     3/31/97

                                  6
Formula: Yield = 2 [(A-B/C*D + 1)   - 1]

A    =    Investment income earned during the period.

B    =    Expenses accrued for the period (net of reimbursements).

C    =    The average daily number of shares outstanding during the period that were entitled to receive dividends.

D    =    The per share price on the last day of the period.

Calculation:
                  A        =                $1,842,094.37

                  B        =                  $133,842.18

                  C        =               32,904,064.550

                  D        =                       $10.06

                  Yield    =                         6.27%

                                BENHAM GNMA FUND
                           Average Annual Total Return
                                     3/31/97

                    1/N
Formula: T = (ERV/P)    - 1

P    =    A hypothetical initial payment of $1,000.

ERV  =    Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N    =    Number of years.

T    =    Average annual total return.

Calculation:                 P              ERV              N           T
                        ---------        ---------      ---------      ------
One Year                $1,000.00        $1,058.70       1.000000       5.87%

Five Year               $1,000.00        $1,386.30       5.000000       6.75%

Ten Year                $1,000.00        $2,186.90      10.000000       8.14%

Inception*              $1,000.00        $2,619.30      11.518138       8.72%

TR = Total return for period             TR=(ERV/P)-      161.93%

*Date Of Inception:  9/23/85

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                                BENHAM GNMA FUND
                                Yield Calculation
                                     3/31/97

                                  6
Formula: Yield = 2 [(A-B/C*D + 1)   - 1]

A    =    Investment income earned during the period.

B    =    Expenses accrued for the period (net of reimbursements).

C    =    The average daily number of shares outstanding during the period that were entitled to receive dividends.

D    =    The per share price on the last day of the period.

Calculation:
                  A        =                $6,858,736.98

                  B        =                  $479,403.73

                  C        =              108,570,396.658

                  D        =                       $10.33

                  Yield    =                         6.92%

                         BENHAM LONG TERM TREASURY FUND
                           Average Annual Total Return
                                     3/31/97

                    1/N
Formula: T = (ERV/P)    - 1

P    =    A hypothetical initial payment of $1,000.

ERV  =    Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N    =    Number of years.

T    =    Average annual total return.

Calculation:                  P              ERV            N            T
                         ---------       ---------      --------       ------
One Year                 $1,000.00       $1,026.50      1.000000        2.65%

Five Year

Ten Year

Inception*               $1,000.00       $1,317.00      4.558522        6.23%

TR = Total return for period             TR=(ERV/P)-      31.70%

*Date Of Inception:  9/8/92

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                         BENHAM LONG TERM TREASURY FUND
                                Yield Calculation
                                     3/31/97

                                 6
Formula: Yield = 2 [(A-B/C*D + 1)   - 1]

A    =    Investment income earned during the period.

B    =    Expenses accrued for the period (net of reimbursements).

C    =    The average daily number of shares outstanding during the period that were entitled to receive dividends.

D    =    The per share price on the last day of the period.

Calculation:
                  A        =                  $716,159.81

                  B        =                   $57,652.91

                  C        =               12,916,975.877

                  D        =                        $9.32

                  Yield    =                         6.65%

                         BENHAM SHORT TERM TREASURY FUND
                           Average Annual Total Return
                                     3/31/97

                     1/N
Formula: T = (ERV/P)    - 1

P    =    A hypothetical initial payment of $1,000.

ERV  =    Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N    =    Number of years.

T    =    Average annual total return.

Calculation:                  P            ERV              N          T
                         ----------     ---------       --------      -----
One Year                  $1,000.00     $1,046.20       1.000000      4.62%

Five Year

Ten Year

Inception*                $1,000.00     $1,217.20       4.558522      4.41%

TR = Total return for period            TR=(ERV/P)-       21.72%

*Date Of Inception:  9/8/92

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                         BENHAM SHORT TERM TREASURY FUND
                                Yield Calculation
                                     3/31/97

                                  6
Formula: Yield = 2 [(A-B/C*D + 1)   - 1]

A    =    Investment income earned during the period.

B    =    Expenses accrued for the period (net of reimbursements).

C    =    The average daily number of shares outstanding during the period that were entitled to receive dividends.

D    =    The per share price on the last day of the period.

Calculation:
                  A        =                  $184,970.23

                  B        =                   $17,827.67

                  C        =                3,718,656.448

                  D        =                        $9.68

                  Yield    =                         5.64%

                      BENHAM INFLATION ADJUSTED INDEX FUND
                           Average Annual Total Return
                                     3/31/97

                     1/N
Formula: T = (ERV/P)    - 1

P    =    A hypothetical initial payment of $1,000.

ERV  =    Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N    =    Number of years.

T    =    Average annual total return.

Calculation:                  P            ERV              N          T
                         ----------     ---------       --------      -----
One Year

Five Year

Ten Year

Inception*                $1,000.00       $980.20       0.134155     -13.85%

TR = Total return for period            TR=(ERV/P)-        1.98%

*Date Of Inception:  2/10/97

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                      BENHAM INFLATION ADJUSTED INDEX FUND
                                Yield Calculation
                                     3/31/97

                                  6
Formula: Yield = 2 [(A-B/C*D + 1)   - 1]

A    =    Investment income earned during the period.

B    =    Expenses accrued for the period (net of reimbursements).

C    =    The average daily number of shares outstanding during the period that were entitled to receive dividends.

D    =    The per share price on the last day of the period.

Calculation:
                  A        =                    $9,736.36

                  B        =                      $700.35

                  C        =                  181,178.820

                  D        =                        $9.74

                  Yield    =                         6.22%